UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF
THE SECURITIES EXCHANGE ACT OF 1934

Bristol-Myers Squibb Company
(Exact name of registrant as specified in its charter)

Delaware	22-0790350
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Route 206 & Province Line Road,
Princeton, New Jersey	08543
(Address of principal executive offices)	(Zip Code)

BMS Ireland Capital Funding Designated
Activity Company
(Exact name of registrant as specified in its charter)

Ireland	98-1887985
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Plaza 254, Blanchardstown Corporate
Park 2, Dublin 15, Ireland	D15 T867
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
2.973% Notes due 2030	New York Stock Exchange
3.363% Notes due 2033	New York Stock Exchange
3.857% Notes due 2038	New York Stock Exchange
4.289% Notes due 2045	New York Stock Exchange
4.581% Notes due 2055	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-283810 and 333-283810-01

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The titles of the securities to be registered hereunder are the “2.973% Notes due 2030,” “3.363% Notes due 2033,” “3.857% Notes due 2038,” “4.289% Notes due 2045” and “4.581% Notes due 2055” (the “Debt Securities”) of BMS Ireland Capital Funding Designated Activity Company (the “Issuer”), a designated activity company limited by shares incorporated under the laws of Ireland and a wholly-owned subsidiary of Bristol-Myers Squibb Company (the “Parent” and together with the Issuer, the “Registrants”). The Debt Securities are fully and unconditionally guaranteed on an unsecured senior basis by the Parent. For a description of the Debt Securities, reference is made to: (i) the information under the heading “Description of Notes” in the Registrants’ Prospectus Supplement, dated November 5, 2025, which was filed with the Securities and Exchange Commission (the “Commission”) on November 7, 2025 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) under the heading “Description of the Debt Securities of Finance Sub and Related Guarantees,” in the Prospectus, dated October 31, 2025, contained in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration Nos. 333-283810 and 333-283810-01) of the Registrants under the Securities Act, as filed with the Commission on October 31, 2025, which amends the Registration Statement (Registration No. 333-283810) of the Parent, under the Securities Act, as filed with the Commission on December 13, 2024, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2. Exhibits.

Exhibit No.	Exhibit Description

4.1
Indenture, dated as of October 31, 2025, by and among Bristol-Myers Squibb Company, BMS Ireland Capital Funding Designated Activity Company and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4c to the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration Nos. 333-283810 and 333-283810-01)).

4.2
First Supplemental Indenture, dated as of November 10, 2025, by and among Bristol-Myers Squibb Company, BMS Ireland Capital Funding Designated Activity Company and The Bank of New York Mellon, as trustee (incorporated by reference from the Parent’s Current Report on Form 8-K filed on November 10, 2025).

4.3	Form of 2.973% Notes due 2030 (incorporated by reference from the Parent’s Current Report on Form 8-K filed on November 10, 2025).

4.4	Form of 3.363% Notes due 2033 (incorporated by reference from the Parent’s Current Report on Form 8-K filed on November 10, 2025).

4.5	Form of 3.857% Notes due 2038 (incorporated by reference from the Parent’s Current Report on Form 8-K filed on November 10, 2025).

4.6	Form of 4.289% Notes due 2045 (incorporated by reference from the Parent’s Current Report on Form 8-K filed on November 10, 2025).

4.7	Form of 4.581% Notes due 2055 (incorporated by reference from the Parent’s Current Report on Form 8-K filed on November 10, 2025).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Bristol-Myers Squibb Company
(Registrant)

Dated: November 10, 2025	By:	/s/ Amy Fallone
	Name:	Amy Fallone
	Title:	Senior Vice President and Corporate Secretary

BMS Ireland Capital Funding Designated Activity Company
(Registrant)

Dated: November 10, 2025	By:	/s/ Daragh Byrne
	Name:	Daragh Byrne
	Title:	Director